EXHIBIT 32.1
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  Certification of Chief Executive Officer and Chief Financial Officer
                   Pursuant to 18 U.S.C. Section 1350,
                         As Adopted Pursuant to
              Section 906 of the Sarbanes-Oxley Act of 2002



In connection with the Quarterly Report of Jones Lang LaSalle Incorporated (the Company) on Form 10-Q for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the Report), Stuart L. Scott, as Chief Executive Officer of the Company, and Lauralee E. Martin, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge, that:

      (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.







/s/ Stuart L. Scott                     /s/ Lauralee E. Martin
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Stuart L. Scott                         Lauralee E. Martin
Chief Executive Officer,                Executive Vice President and
President and Chairman of               Chief Financial Officer
the Board of Directors                  May 6, 2004
and Director
May 6, 2004




This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.